Exhibit 10.1
Third Amendment to the
comScore, Inc.
Amended and Restated
2018 Equity and Incentive Compensation Plan
THIS THIRD AMENDMENT (the “Third Amendment”) to the comScore, Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan (as amended, modified or supplemented from time to time, the “Plan”), was adopted by comScore, Inc.’s (the “Company’s”) board of directors (the “Board”) on December 19, 2023 to be effective as of the Effective Time (as such term is defined below). Capitalized terms used but not otherwise defined herein will have the meanings given such terms in the Plan.
W I T N E S S E T H:
WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and service providers of the Company;
WHEREAS, at the Company’s 2022 Annual Meeting of Stockholders held on June 15, 2022, the Company’s stockholders approved the adoption of the First Amendment to the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan by 7,600,000 shares to 27,850,000 shares;
WHEREAS, at the Company’s 2023 Annual Meeting of Stockholders held on June 15, 2023, the Company’s stockholders approved the adoption of the Second Amendment to the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan by 10,000,000 shares to 37,850,000 shares;
WHEREAS, the Board has approved a one-for-twenty (1:20) reverse stock split, such that every 20 shares of Common Stock issued and outstanding immediately prior to the market open on December 20, 2023 is automatically combined into one share of Common Stock (the “Reverse Stock Split”), with such Common Stock beginning trading on a split-adjusted basis at market open on December 20, 2023 (the “Effective Time”);
WHEREAS, Section 11 of the Plan requires the Committee to make or provide for adjustments in the number of shares of Common Stock specified in Section 3 of the Plan to reflect certain events, such as the Reverse Stock Split;
WHEREAS, Section 18 of the Plan provides that the Board may amend the Plan from time to time; and
WHEREAS, pursuant to Section 11 of the Plan, the Committee has recommended to the Board that the Plan be amended to adjust the number of shares of Common Stock specified in Section 3 of the Plan to reflect the Reverse Stock Split, and the Board has determined it necessary to amend the Plan in such manner, effective as of the Effective Time.
NOW, THEREFORE, the Plan shall be amended as of the Effective Time, as set forth below:
1. Section 3(a)(i) of the Plan shall be deleted in its entirety and replaced with the following:
Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, (F) dividend equivalents paid with respect to awards made under this Plan, or (G) awards corresponding to those described in the preceding clauses (A) through (F) that were made under the Prior Plan will not exceed in the aggregate 37,850,000 shares of Common Stock; provided, however, that the remaining shares available for issuance as of December 19, 2023

Exhibit 10.1
(including any shares covered by unsettled awards outstanding as of such date) shall be adjusted by dividing such remaining shares by 20 to give effect to the Company’s reverse stock split of Common Stock, effective as of December 20, 2023. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

2. Section 3(c) of the Plan shall be deleted in its entirety and replaced with the following:
Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options (whether granted under this Plan or the Prior Plan) will not exceed the number of shares of Common Stock prescribed in Section 3(a)(i) of the Plan.
NOW, THEREFORE, be it further provided that, except as set forth above, the Plan shall continue to read in its current state.
IN WITNESS WHEREOF, the Company has caused the execution of this Third Amendment by its duly authorized officer, effective as of the Effective Date.

COMSCORE, INC.

By:	/s/ Ashley Wright
Name:	Ashley Wright
Title:	Secretary
Date:	December 19, 2023